UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/09/2009

DESTINATION MATERNITY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21196

Delaware	13-3045573
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

456 North 5th Street
Philadelphia, PA 19123
(Address of principal executive offices, including zip code)

(215) 873-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 9, 2009, Destination Maternity Corporation (the "Company") issued a press release announcing its sales results for the month of March 2009 and for the second quarter ended March 31, 2009. In the release, the Company also provided guidance information related to earnings for its quarter ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Current Report, including in the Exhibit attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 2.06.    Material Impairments

In the Company's Current Report on Form 8-K dated January 23, 2009 (including the press release filed therewith) and in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, the Company disclosed that as a result of a substantial decrease in the Company's stock price subsequent to September 30, 2008, reflecting the very difficult market conditions of recent months, Company management evaluated the Company's goodwill for potential impairment as of December 31, 2008 in accordance with the interim period requirements of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Based on the preliminary results of this evaluation, the Company recorded a $47.0 million non-cash goodwill impairment charge in the first quarter of fiscal 2009. The Company is currently finalizing its goodwill impairment analysis and expects to record additional goodwill impairment expense of approximately $3.4 million in the second quarter of fiscal 2009, representing the remaining carrying value of the Company's goodwill as of December 31, 2008.

Non-cash goodwill impairment charges do not have any adverse effect on the covenant calculations under the Company's debt agreements or the Company's overall compliance with the covenants of its debt agreements.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.   Description

99.1               Press Release of the Company issued April 9, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION MATERNITY CORPORATION

Date: April 10, 2009	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company dated April 9, 2009